Code of Ethics


Owner:                                    Frank Knox
Administrator:                            Frank Knox
Last Revision Date:                       7/06
Next Revision Date:                       7/07


July 1, 2006



This is the code of ethics of:

o John Hancock Advisers, LLC

o Sovereign Asset Management Co.

o each open-end and closed-end fund advised by John Hancock Advisers, LLC

o John Hancock Funds, LLC

(together, called "John Hancock Funds")



1.  General Principles

Each person within the John Hancock Funds organization is responsible for maintaining the very highest ethical standards when conducting our business.

This means that:

o You have a fiduciary duty at all times to place the interests of our clients and fund investors first.

o All of your personal securities transactions must be conducted consistent with the provisions of this code of ethics that apply to you and in such a manner as to avoid any actual or potential conflict of interest or other abuse of your position of trust and responsibility.

o You should not take inappropriate advantage of your position or engage in any fraudulent or manipulative practice (such as front-running or manipulative market timing) with respect to our clients' accounts or fund investors.

o You must treat as confidential any information concerning the identity of security holdings and financial circumstances of clients or fund investors.

o You must comply with all applicable federal securities laws.

o You must promptly report any violation of this code of ethics that comes to your attention to the Chief Compliance Officer of your company - see Appendix F.

The General Principles discussed above govern all conduct, whether or not the conduct is also covered by more specific standards and procedures in this code of ethics. As described below under the heading "Interpretation and Enforcement", failure to comply with the code of ethics may result in disciplinary action, including termination of employment.

2.  To Whom Does This Code Apply?


This code of ethics applies to you if you are a director, officer or employee of John Hancock Advisers, LLC, Sovereign Asset Management LLC, John Hancock Funds, LLC or a John Hancock open-end or closed-end fund registered under the Investment Company Act of 1940 (the "'40 Act") and advised by John Hancock Advisers, LLC ("John Hancock funds"). It also applies to you if you are trustee of the John Hancock Financial Trends Fund, Inc. or an employee of Manulife Financial Corporation or its subsidiaries who participates in making recommendations for, or receives information about, portfolio trades or holdings of the John Hancock funds or accounts. However, notwithstanding anything herein to the contrary, it does not apply to any trustees/directors of any open-end or closed-end funds advised by John Hancock Advisers, LLC who are not "interested persons" of such funds as defined in Section 2(a)(19) of the '40 Act, so long as they are subject to a separate Code of Ethics (each, an "Excluded Independent Director"). Also, in some cases only a limited number of provisions will apply to you, based on your access category. For example, only a limited number of provisions apply to directors of the John Hancock open-end funds and closed-end funds who are not Excluded Independent Directors -- see Appendix C for more information.

Please note that if a policy described below applies to you, it also applies to all accounts over which you have a beneficial interest. Normally, you will be deemed to have a beneficial interest in your personal accounts, those of a spouse, "significant other," minor children or family members sharing a household, as well as all accounts over which you have discretion or give advice or information. "Significant others" are defined for these purposes as two people who (1) share the same primary residence; (2) share living expenses; and
(3) are in a committed relationship and intend to remain in the relationship indefinitely.

There are three main categories for persons covered by this code of ethics, taking into account their positions, duties and access to information regarding fund portfolio trades. You have been notified about which of these categories applies to you, based on the JHF Investment Compliance Department's understanding of your current role. If you have a level of investment access beyond your assigned category, or if you are promoted or change duties and as a result should more appropriately be included in a different category, it is your responsibility to notify the Chief Compliance Officer of your company.

The basic definitions of the three main categories, with examples, are provided below. The more detailed definitions of each category are attached as Appendix A.

-----------------------------------------------------------------------------------------------------------
     "Investment Access" person           "Regular Access" person              "Non-Access" person
                                     A person who regularly has access     A person who does not regularly
                                      to (1) fund portfolio trades or          participate in a fund's
                                         (2) non-public information         investment process or obtain
                                      regarding holdings or securities        information regarding fund
A person who regularly participates     recommendations to clients.                portfolio trades
 in a fund's investment process or
makes securities recommendations to   examples:                              examples:
              clients.                                                       o wholesalers
examples:                             o personnel in Investment Operations   o inside wholesalers
                                        or Compliance                          who don't attend
o portfolio managers                  o most FFM  personnel                    investment "morning
o analysts                            o Technology personnel                   meetings"
o traders                               with access to                       o certain administrative
                                        investment systems                     personnel
                                      o attorneys and some
                                        legal administration
                                        personnel
                                      o investment admin.
                                        personnel
-----------------------------------------------------------------------------------------------------------

3. Which Accounts and Securities are Subject to the Code's Personal Trading Restrictions?

If this code of ethics describes "Personal Trading Requirements" (i.e. John Hancock Mutual Fund reporting requirement and holding period, the preclearance requirement, the ban on short-term profits, the ban on IPOs, the disclosure of private placement conflicts and the reporting requirements) that apply to your access category as described above, then the requirements apply to trades for any account in which you have a beneficial interest. Normally, this includes your personal accounts, those of a spouse, "significant other," minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information. This includes all brokerage accounts that contain securities (including brokerage accounts that only contain securities exempt from reporting). Accounts over which you have no direct or indirect influence or control are exempt. To prevent potential violations of this code of ethics, you are strongly encouraged to request clarification for any accounts that are in question.

These personal trading requirements do not apply to the following securities:

o Direct obligations of the U.S. government (e.g., treasury securities);

o Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;

o Shares of open-end mutual funds registered under the `40 Act that are not advised or sub-advised by John Hancock Advisers, John Hancock Investment Management Services or another Manulife entity;

o Shares issued by money market funds; and

o Securities in accounts over which you have no direct or indirect influence or control.

Except  as  noted  above,  the  Personal  Trading   Requirements  apply  to  all
securities, including:

o Stocks;

o Bonds;

o Government securities that are not direct obligations of the U.S. government, such as Fannie Mae or municipal securities;

o Closed-end funds;

o Options on securities, on indexes, and on currencies;

o Limited partnerships;

o Domestic unit investment trusts;

o Exchange traded funds;

o Non-US unit investment trusts and Non-US mutual funds;

o Private investment funds and hedge funds; and

o Futures, investment contracts or any other instrument that is considered a "security" under the Investment Advisers Act.

Different requirements apply to shares of open-end mutual funds that are advised or sub-advised by John Hancock Advisers, LLC or another Manulife entity--see the section below titled "John Hancock Mutual Funds Reporting Requirement and Holding Period".

4.  Overview of Policies

-------------------------------------------------------------------------------------------------------------------------
                                                     Investment Access Person   Regular Access    Non-Access Person
                                                                                Person
-------------------------------------------------------------------------------------------------------------------------
General principles                                   yes                        yes               yes
-------------------------------------------------------------------------------------------------------------------------
Policies outside the code
-------------------------------------------------------------------------------------------------------------------------
Conflict of interest policy                          yes                        yes               yes
-------------------------------------------------------------------------------------------------------------------------
Inside information policy                            yes                        yes               yes
-------------------------------------------------------------------------------------------------------------------------
Policy regarding dissemination of mutual fund        yes                        yes               yes
portfolio information
-------------------------------------------------------------------------------------------------------------------------
Policies in the code
-------------------------------------------------------------------------------------------------------------------------
Restriction on gifts                                 yes                        yes               yes
-------------------------------------------------------------------------------------------------------------------------
John Hancock mutual funds reporting requirement and  yes                        yes               yes
holding period
-------------------------------------------------------------------------------------------------------------------------
Pre-clearance requirement                            yes                        yes               Limited

-------------------------------------------------------------------------------------------------------------------------
Heightened preclearance of securities transactions   yes                        yes               no
for "Significant Personal Positions"
-------------------------------------------------------------------------------------------------------------------------
Ban on short-term profits                            yes                        no                no
-------------------------------------------------------------------------------------------------------------------------
Ban on IPOs                                          yes                        no                no
-------------------------------------------------------------------------------------------------------------------------
Disclosure of private placement conflicts            yes                        no                no
-------------------------------------------------------------------------------------------------------------------------
Seven day blackout period                            yes                        no                no
-------------------------------------------------------------------------------------------------------------------------
Reports and other disclosures outside the code
-------------------------------------------------------------------------------------------------------------------------
Broker letter/duplicate confirms                     yes                        yes               yes
-------------------------------------------------------------------------------------------------------------------------


Reports and other disclosures in the code
-------------------------------------------------------------------------------------------------------------------------
Annual recertification form                          yes                        yes               yes
-------------------------------------------------------------------------------------------------------------------------
Initial/annual holdings reports                      yes                        yes               no
-------------------------------------------------------------------------------------------------------------------------
Quarterly transaction reports                        yes                        yes               no
-------------------------------------------------------------------------------------------------------------------------

5.  Policies Outside the Code of Ethics

John Hancock Funds has certain policies that are not part of the code of ethics, but are equally important. The two most important of these policies are (1) the Company Conflict and Business Practice Policy; and (2) the Inside Information Policy.

Company Conflict & Business Practice Policy

                               -------------------------------------------------
                                 Applies to: Investment Access Persons

                                                   Regular Access Persons

                                                        Non-Access Persons
                               -------------------------------------------------

A conflict of interest occurs when your private interests interfere or could potentially interfere with your responsibilities at work. You must not place yourself or the company in a position of actual or potential conflict.

This Policy covers a number of important issues for officers and employees of John Hancock Funds. For example, you cannot serve as a director of any company without first obtaining the required written executive approval.

This Policy includes significant requirements to be followed if your personal securities holdings overlap with John Hancock funds investment activity. For example, if you or a member of your family own:

o a 5% or greater interest in a company, John Hancock Funds and its affiliates may not make any investment in that company;

o a 1% or greater interest in a company, you cannot participate in any decision by John Hancock Funds and its affiliates to buy or sell that company's securities;

o ANY interest in a company, you cannot recommend or participate in a decision by John Hancock Funds and its affiliates to buy or sell that company's securities unless your personal interest is fully disclosed at all stages of the investment decision.

(This is just a summary of these requirement--please read Section IV of the Company Conflict and Business Practices Policy for more detailed information.)

Other important issues in this Policy include:

o personal investments or business relationships

o misuse of inside information

o receiving or giving of gifts, entertainment or favors

o misuse or misrepresentation of your corporate position

o disclosure of confidential or proprietary information

o antitrust activities

o political campaign contributions and expenditures on public officials



Inside Information Policy and Procedures

                              --------------------------------------------------

                                Applies to:  Investment Access Persons

                                                   Regular Access Persons

                                                        Non-Access Persons
                              --------------------------------------------------

The antifraud provisions of the federal securities laws generally prohibit persons with material non-public information from trading on or communicating the information to others. Sanctions for violations can include civil injunctions, permanent bars from the securities industry, civil penalties up to three times the profits made or losses avoided, criminal fines and jail sentences. While Investment Access persons are most likely to come in contact with material non-public information, the rules (and sanctions) in this area apply to all John Hancock Funds personnel and extend to activities both related and unrelated to your job duties.

The Inside Information Policy and Procedures covers a number of important issues, such as:

o The misuse of material non-public information

o The information barrier procedure

o The "restricted list" and the "watch list"

o broker letters and duplicate confirmation statements (see section 7 of this code of ethics)


Policy Regarding Dissemination of Mutual Fund Portfolio Information

                               -------------------------------------------------

                                 Applies to: Investment Access Persons

                                                   Regular Access Persons

                                                        Non-Access Persons
                               -------------------------------------------------

Information about securities held in a mutual fund cannot be disclosed except in accordance with this Policy, which generally requires time delays of approximately one month and public posting of the information to ensure that it uniformly enters the public domain.


6.  Policies in the Code of Ethics

Restriction on Gifts

                              --------------------------------------------------

                                Applies to:  Investment Access Persons

                                                   Regular Access Persons

                                                        Non-Access Persons
                              --------------------------------------------------

You and your family cannot accept preferential treatment or favors (for example, gifts) from securities brokers or dealers or other organizations with which John Hancock Funds might transact business, except in accordance with the Company Conflict and Business Practice Policy. For the protection of both you and John Hancock Funds, the appearance of a possible conflict of interest must be avoided. You should exercise caution in any instance in which business travel and lodging are paid for by someone other than John Hancock Funds. The purpose of this policy is to minimize the basis for any charge that you used your John Hancock Funds position to obtain for yourself opportunities which otherwise would not be offered to you. Please see the Company Conflict and Business Practice Policy's "Compensation and Gifts" section for additional details regarding restrictions on gifts and exceptions for "nominal value" gifts.


John Hancock Mutual Funds Reporting Requirement and Holding Period

                            ----------------------------------------------------

                              Applies to:  Investment Access Persons

                                                 Regular Access Persons

                                                      Non-Access Persons
                            ----------------------------------------------------

You must follow the reporting requirement and the holding period requirement specified below if you purchase either:

o a "John Hancock Mutual Fund" (i.e. a '40 Act mutual fund that is advised by John Hancock Advisers, LLC, John Hancock Investment Management Services LLC or by another Manulife entity); or

o a "John Hancock Variable Product" (i.e. contracts funded by insurance company separate accounts that use one or more portfolios of John Hancock Trust).

The John Hancock Mutual Funds reporting requirement and the holding period requirement are excluded for the money market funds and any dividend reinvestment, payroll deduction, systematic investment/withdrawal and/or other program trades.

Reporting Requirement: You must report your holdings and your trades in a John Hancock Mutual Fund or a John Hancock Variable Product. This is not a preclearance requirement--you can report your holdings after you trade by submitting duplicate confirmation statements to the JHF Investment Compliance Department. If you are an Investment Access Person or a Regular Access Person, you must also make sure that your holdings in a John Hancock fund or a John Hancock variable product are included in your Initial Holdings Report (upon hire) and Annual Holdings Report (each year end).

If you purchase a John Hancock Variable Product, you must notify the JHF Investment Compliance Department. The JHF Investment Compliance Department will then obtain directly from the contract administrators the personal trade and holdings information regarding the portfolios underlying the Manulife or John Hancock variable insurance contracts.

The JHF Investment Compliance Department will obtain personal securities trades and holdings information in the 401(k) plan for John Hancock funds directly from the plan administrators.

Holding Requirement: You cannot profit from the purchase and sale of a John Hancock Mutual Fund within 30 calendar days. The purpose of this policy is to address the risk, real or perceived, of manipulative market timing or other abusive practices involving short-term personal trading in the John Hancock Mutual Funds. Any profits realized on short-term trades must be surrendered by check payable to John Hancock Advisers, LLC and will be contributed by John Hancock Advisers, LLC to a charity, upon determination by the Compliance and Business Practices Committee. If you donate or gift a security, it is considered a sale. You may request an exemption from this policy for involuntary sales due to unforeseen corporate activity (such as a merger), or for sales due to hardship reasons (such as unexpected medical expenses) by sending an e-mail to the Chief Compliance Officer of your company.


Preclearance of Securities Transactions

                            ----------------------------------------------------

                             Applies to:       Investment Access Persons

                                                      Regular Access Persons



                             Also, for a limited category of trades:

                                                     Non-Access Persons
                            ----------------------------------------------------


Limited Category of Trades for Non-Access Persons: If you are a Non-Access person, you must preclear transactions in securities of any closed-end funds advised by John Hancock Advisers, LLC. A Non-Access person is not required to preclear other trades. However, please keep in mind that a Non-Access person is required to report securities transactions after every trade (even those that are not required to be precleared) by requiring your broker to submit duplicate confirmation statements, as described in section 7 of this code of ethics.

Investment Access persons and Regular Access persons: If you are an Investment Access person or Regular Access person, you must "preclear" (i.e.: receive advance approval of) any personal securities transactions in the categories described above in the section "Which Accounts and Securities are Subject to the Code's Personal Trading Restrictions". Due to this preclearance requirement, participation in investment clubs is prohibited.

Preclearance of private placements requires some special considerations--the decision will take into account whether, for example: (1) the investment opportunity should be reserved for John Hancock Funds clients; and (2) it is being offered to you because of your position with John Hancock Funds.

How to preclear: You preclear a trade by following the steps outlined in the preclearance procedures, which are attached as Appendix B. Please note that:

o You may not trade until clearance is received.

o Clearance approval is valid only for the date granted (i.e. the preclearance date and the trade date should be the same).

o A separate procedure should be followed for requesting preclearance of a private placement or a derivative, as detailed in Appendix B. The JHF Investment Compliance Department must maintain a five-year record of all clearances of private placement purchases by Investment Access persons, and the reasons supporting the clearances.

The preclearance policy is designed to proactively identify potential "problem trades" that raise front-running, manipulative market timing or other conflict of interest concerns (example: when an Investment Access person trades a security on the same day as a John Hancock fund).

Certain transactions in securities that would normally require pre-clearance are exempt from the pre-clearance requirement in the following situations; (1) shares are being purchased as part of an automatic investment plan; (2) shares are being purchased as part of a dividend reinvestment plan; or (3) transactions are being made in an account over which you have designated a third party as having discretion to trade (you must have approval from the Chief Compliance Officer to establish a discretionary account).



Heightened Preclearance of Securities Transactions for "Significant Personal Positions"

                              --------------------------------------------------

                                Applies to:   Investment Access Persons


                                                    Regular Access Persons

                              --------------------------------------------------


If you are an Investment Access person or Regular Access person with a personal securities position that is worth $100,000 or more, this is deemed to be a "Significant Personal Position". This applies to any personal securities positions in the categories described above in the section "Which Accounts and Securities are Subject to the Code's Personal Trading Restrictions". Before you make personal trades to establish, increase or decrease a Significant Personal Position, you must notify either the Chief Fixed Income Officer or the Chief Equity Officer that (1) you intend to trade in a Significant Personal Position and (2) confirm that you are not aware of any clients for whom related trades should be completed first. You must receive their pre-approval to proceed--their approval will be based on their conclusion that your personal trade in a Significant Personal Position will not "front-run" any action that John Hancock

Funds should take for a client. This Heightened Preclearance requirement is in addition to, not in place of, the regular preclearance requirement described above--you must also receive the regular preclearance before you trade.

Ban on Short-Term Profits

                                   ---------------------------------------------

                                     Applies to:    Investment Access Persons


                                   ---------------------------------------------


If you are an Investment Access person, you cannot profit from the purchase and sale (or sale and purchase) of the same (or equivalent) securities within 60 calendar days. This applies to any personal securities trades in the categories described above in the section "Which Accounts and Securities are Subject to the Code's Personal Trading Restrictions".

You may invest in derivatives or sell short provided the transaction period exceeds the 60-day holding period (30 days for '40 Act mutual funds advised by John Hancock Advisers, LLC, John Hancock Investment Management Services LLC or another Manulife entity). If you donate or gift a security, it is considered a sale.

The purpose of this policy is to address the risk, real or perceived, of front-running, manipulative market timing or other abusive practices involving short-term personal trading. Any profits realized on short-term trades must be surrendered by check payable to John Hancock Advisers, LLC and will be contributed by John Hancock Advisers, LLC to a charity, upon determination by the Compliance and Business Practices Committee.

You may request an exemption from this policy for involuntary sales due to unforeseen corporate activity (such as a merger), or for sales due to hardship reasons (such as unexpected medical expenses) from the JHF Investment Compliance Department.



Ban on IPOs

                                       -----------------------------------------

                                         Applies to:  Investment Access Persons


                                       -----------------------------------------


If you are an Investment Access person, you may not acquire securities in an initial public offering (IPO). You may not purchase any newly-issued securities until the next business (trading) day after the offering date. This applies to any personal securities trades in the categories described above in the section "Which Accounts and Securities are Subject to the Code's Personal Trading Restrictions".

There are two main reasons for this prohibition: (1) these purchases may suggest that persons have taken inappropriate advantage of their positions for personal profit; and (2) these purchases may create at least the appearance that an investment opportunity that should have been available to the John Hancock funds was diverted to the personal benefit of an individual employee.

You may request an exemption for certain investments that do not create a potential conflict of interest, such as: (1) securities of a mutual bank or mutual insurance company received as compensation in a demutualization and other similar non-voluntary stock acquisitions; (2) fixed rights offerings; or (3) a family member's participation as a form of employment compensation in their employer's IPO.



Disclosure of Private Placement Conflicts

                                 -----------------------------------------------

                                   Applies to:       Investment Access Persons


                                 -----------------------------------------------


If you are an Investment Access person and you own securities purchased in a private placement, you must disclose that holding when you participate in a decision to purchase or sell that same issuer's securities for a John Hancock fund. This applies to any private placement holdings in the categories described above in the section "Which Accounts and Securities are Subject to the Code's Personal Trading Restrictions". Private placements are securities exempt from SEC registration under section 4(2), section 4(6) or rules 504 -506 of the Securities Act of 1933.

The investment decision must be subject to an independent review by investment personnel with no personal interest in the issuer.

The purpose of this policy is to provide appropriate scrutiny in situations in which there is a potential conflict of interest.



Seven Day Blackout Period

                                 -----------------------------------------------


                                   Applies to: Investment Access Persons
                                 -----------------------------------------------

If you are a portfolio manager (or were identified to the JHF Investment Compliance Department as part of a portfolio management team) you are prohibited from buying or selling a security within seven calendar days before and after that security is traded for a fund that you manage unless no conflict of interest exists in relation to that security (as determined by the Compliance and Ethics Committee).

In addition, all investment access persons are prohibited from knowingly buying or selling a security within seven calendar days before and after that security is traded for a John Hancock fund unless no conflict of interest exists in relation to that security. This applies to any personal securities trades in the categories described above in the section "Which Accounts and Securities are Subject to the Code's Personal Trading Restrictions". If a John Hancock fund trades in a security within seven calendar days before or after you trade in that security, you may be required to demonstrate that you did not know that the trade was being considered for that John Hancock fund.

You will be required to sell any security purchased in violation of this policy unless it is determined that no conflict of interest exists in relation to that security (as determined by the Compliance and Ethics Committee). Any profits realized on trades determined by the Compliance and Ethics Committee to be in violation of this policy must be surrendered by check payable to John Hancock Advisers, LLC and will be contributed by John Hancock Advisers, LLC to a charity.


7.  Reports and Other Disclosures Outside the Code of Ethics


Broker Letter/Duplicate Confirm Statements

                                 -----------------------------------------------

                                   Applies to:   Investment Access Persons

                                                       Regular Access Persons

                                                            Non-Access Persons
                                 -----------------------------------------------


As required by the Inside Information Policy, you must inform your stockbroker that you are employed by an investment adviser or broker. Your broker is subject to certain rules designed to prevent favoritism toward your accounts. You may not accept negotiated commission rates that you believe may be more favorable than the broker grants to accounts with similar characteristics.


When a brokerage account is opened for which you have a beneficial interest, before any trades are made, you must:

o Notify the broker-dealer with which you are opening an account that you are a registered associate of John Hancock Funds;

o Ask the firm in writing to have duplicate written confirmations of any trade, as well as statements or other information concerning the account, sent to the John Hancock Funds Investment Compliance Department (contact: Fred Spring), 8th Floor, 101 Huntington Avenue, Boston, MA 02199; and

o Notify the JHF Investment Compliance Department, in writing, that you have an account before you place any trades.

This applies to any personal securities trades in the categories described above in the section "Which Accounts and Securities are Subject to the Code's Personal Trading Restrictions" as well as trades in John Hancock Mutual Funds and John Hancock Variable Products. The JHF Investment Compliance Department may rely on information submitted by your broker as part of your reporting requirements under this code of ethics.



8.  Reports and Other Disclosures In the Code of Ethics


Initial Holdings Report and Annual Holdings Report

                               -------------------------------------------------

                                 Applies to:   Investment Access Persons

                                                     Regular Access Persons

                               -------------------------------------------------


You must file an initial holdings report within 10 calendar days after becoming an Investment Access person or a Regular Access person. The information must be current as of a date no more than 45 days prior to your becoming an Investment Access person or a Regular Access person.

You must also file an annual holdings report (as of December 31st) within 45 calendar days after the calendar year end. This applies to any personal securities holdings in the categories described above in the section "Which Accounts and Securities are Subject to the Code's Personal Trading Restrictions" as well as holdings in John Hancock Mutual Funds and John Hancock Variable Products.

Your reports must include:

o the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security;

o the name of any broker, dealer or bank with which you maintain an account; and

o the date that you submit the report.



Quarterly Transaction Certification

                               -------------------------------------------------

                                 Applies to:   Investment Access Persons

                                                     Regular Access Persons

                               -------------------------------------------------


On a quarterly basis, Investment Access Persons and Regular Access persons are required to certify transactions in their brokerage accounts and the John Hancock Funds 401(k) Plan. Within 30 calendar days after the end of each calendar quarter you will be asked to log into the John Hancock Personal Trading and Reporting System to verify that the system has captured accurately all transactions for the preceding calendar quarter for accounts and trades which are required to be reported pursuant to the above noted section entitled "Which Accounts and Securities are Subject to the Code's Personal Trading Restrictions". Even if you have no transactions to report you will be asked to complete the certification.

For each transaction you must report the following information:

o the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved;

o the nature of the transaction (i.e. purchase, sale or any other type of acquisition or disposition);

o the price at which the transaction was effected;

o the name of the broker, dealer or bank with or through which the transaction was effected; and


Quarterly Brokerage Account Certification


                               -------------------------------------------------

                                 Applies to:  Investment Access Persons

                                                    Regular Access Persons

                                                         Non-Access Persons
                               -------------------------------------------------


Each quarter, all Investment Access Persons, Regular Access Persons and Non-Access Persons will be required to provide a complete list of all brokerage accounts as described above in the section entitled "Which Accounts and Securities are Subject to the Code's Personal Trading Restrictions". This includes all brokerage accounts, including brokerage accounts that only contain securities exempt from reporting.

You will be asked to log into the John Hancock Personal Trading and Reporting System and verify that all brokerage accounts are listed and the following information is accurate:

o Account number;

o Account registration;

o Brokerage firm



Annual Certification


                     ------------------------------------------------------

                       Applies to:  Investment Access Persons

                                          Regular Access Persons

                                               Non-Access Persons

                                                     Limited Access Persons
                     -------------------------------------------------------


At  least  annually  (or   additionally   when  the  code  of  ethics  has  been
significantly changed), you must provide a certification at a date designated by the Investment Compliance Department that:

(1) you have read and understood this code of ethics;

(2) you recognize that you are subject to its policies; and

(3) you have complied with its requirements.

You are required to make this certification to demonstrate that you understand the importance of these policies and your responsibilities under the code of ethics.


9.  Limited Access Persons

There is an additional category of persons called "Limited Access" persons. This category consists only of directors of John Hancock Advisers, LLC, trustees of the John Hancock Financial Trends Fund, Inc. or an "interested person" of the John Hancock funds who:

(a) are not also officers of John Hancock Advisers, LLC; and

(b) do not ordinarily obtain information about fund portfolio trades

An "interested person" of the John Hancock funds has the meaning given to the term in Section 2(a)(19) of the '40 Act.

A more detailed definition of Limited Access persons, and a list of the policies that apply to them, is attached as Appendix C.

10.  Subadvisers


A  subadviser   to  a  John  Hancock  fund  has  a  number  of  code  of  ethics responsibilities, as described in Appendix D.


11.  Reporting Violations


If you know of any violation of our code of ethics, you have a responsibility to promptly report it to the Chief Compliance Officer of your company. You should also report any deviations from the controls and procedures that safeguard John Hancock Funds and the assets of our clients. You can request confidential treatment of your reporting action.


12.  Interpretation and Enforcement


This code of ethics cannot anticipate every situation in which personal interests may be in conflict with the interests of our clients and fund investors. You should be responsive to the spirit and intent of this code of ethics as well as its specific provisions.

When any doubt exists regarding any code of ethics provision or whether a conflict of interest with clients or fund investors might exist, you should discuss the situation in advance with the Chief Compliance Officer of your company. The code of ethics is designed to detect and prevent fraud against clients and fund investors, and to avoid the appearance of impropriety. If you feel inequitably burdened by any policy, you should feel free to contact your Chief Compliance Officer or the Compliance and Business Practices Committee. Exceptions may be granted where warranted by applicable facts and circumstances. For example, exemption from some Personal Trading Requirements may be granted for transactions effected pursuant to an automatic investment plan.

To provide assurance that policies are effective, the JHF Investment Compliance Department will monitor and check personal securities transaction reports and certifications against fund portfolio transactions. Additional administration and recordkeeping procedures are described in Appendix E.

The Chief Compliance Officer of your company has general administrative responsibility for this code of ethics as it applies to the access persons of your company; an appropriate Compliance Department will administer procedures to review personal trading reports. The Compliance and Business Practices Committee of John Hancock Funds approves amendments to the code of ethics and dispenses employee/officer sanctions for violations of the code of ethics. The Boards of Trustees/Directors of the open-end mutual funds and closed-end funds also approve amendments to the code of ethics and dispenses sanctions for access persons of the Funds who are not employees/officers. Accordingly, the Investment Compliance Department will refer violations to the Compliance and Business Practices Committee and/or the Boards of Trustees/Directors of the John Hancock '40 Act funds, respectively, for review and appropriate action. The following factors will be considered when determining a fine or other disciplinary action:

o the person's position and function (senior personnel may be held to a higher standard);

o the amount of the trade;

o whether the funds or accounts hold the security and were trading the same day;

o whether the violation was by a family member.

o whether the person has had a prior violation and which policy was involved.

o whether the employee self-reported the violation.

You can request reconsideration of any disciplinary action by submitting a written request.

No less frequently than annually, a written report of all material violations and sanctions, significant conflicts of interest and other related issues will be submitted to the boards of directors of the John Hancock funds for their review. Sanctions for violations could include (but are not limited to) fines, limitation of personal trading activity, suspension or termination of the violator's position with John Hancock Funds and/or a report to the appropriate regulatory authority.

13.  Education of Employees


The JHF Investment Compliance Department will provide a paper copy or electronic version of the Code of Ethics (and any amendments) to each person subject to this Code of Ethics. The JHF Investment Compliance Department will also administer training of employees on the principles and procedures of the code of ethics.


Appendix A: Categories of Personnel


     You have been notified about which of these categories applies to you, based on the JHF Investment Compliance Department's understanding of your current role. If you have a level of investment access beyond that category, or if you are promoted or change duties and as a result should more appropriately be included in a different category, it is your responsibility to immediately notify the Chief Compliance Officer of your company.

1) Investment Access person: You are an Investment Access person if you are an employee of John Hancock Advisers, LLC, Sovereign Asset Management LLC, a John Hancock fund, or Manulife Financial Corporation or its subsidiaries who, in connection with your regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a John Hancock fund.

(examples: portfolio managers, analysts, traders)

2) Regular Access person: You are a Regular Access person if you do not fit the definition of Investment Access Person, but you do fit one of the following two sub-categories:

o You are an officer (vice president and higher) or director of John Hancock Advisers, LLC, Sovereign Asset Management LLC or a John Hancock fund, unless you qualify as a Limited Access person--please see Appendix C for this definition.)

o You are an employee of John Hancock Advisers, LLC, Sovereign Asset Management LLC, a John Hancock fund or Manulife Financial Corporation or its subsidiaries , or a director, officer (vice president and higher) or employee of John Hancock Funds, LLC who has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund or who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

(examples: Investment Operations personnel, Investment Compliance Department personnel, most Fund Financial Management personnel, investment administrative personnel, Technology Resources personnel with access to investment systems, attorneys and some legal administration personnel)

3) Non-Access person: You are a non-access person if you are an employee of John Hancock Advisers, LLC, Sovereign Asset Management LLC, John Hancock Funds, LLC or a John Hancock fund who does not fit the definitions of any of the other three categories (Investment Access Person, Regular Access Person or Limited Access Person). To be a non-access person, you must not have access to information regarding the purchase or sale of securities by a John Hancock fund or nonpublic information regarding the portfolio holdings in connection with your regular functions or duties.

(examples: wholesalers, inside wholesalers, certain administrative staff)

4) Limited Access Person: Please see Appendix C for this definition.


Appendix B: Preclearance Procedures


You should read the Code of Ethics to determine whether you must obtain a preclearance before you enter into a securities transaction. If you are required to obtain a preclearance, you should follow the procedures detailed below.

1. Pre-clearance for Public Securities including Derivatives, Futures, Options and Selling Short:

A request to pre-clear should be entered into the John Hancock Personal Trading & Reporting System.

The John Hancock Personal Trading & Reporting System is located under your Start Menu on your Desktop. It can be accessed by going to Programs/Personal Trading & Reporting/ Personal Trading & Reporting and by entering your Web Security Services user id and password.

If the John Hancock Personal Trading & Reporting System is not on your Desktop, please contact the HELP Desk at (617) 572-6950 for assistance.

The Trade Request Screen:

At times you may receive a message like "System is currently unavailable". The system is scheduled to be off-line from 8:00 PM until 7:00 AM each night.

[Graphic of Screen]

Ticker/Security Cusip: Fill in either the ticker, cusip or security name with the proper information of the security you want to buy or sell. Then click the [Lookup] button. Select one of the hyperlinks for the desired security, and the system will populate the proper fields Ticker, Security Cusip, Security Name and Security Type automatically on the Trade Request Screen.

If You Don't Know the Ticker, Cusip, or Security Name:

If you do not know the full ticker, you may type in the first few letters followed by an asterisk * and click the [Lookup] button. For example, let's say you want to buy some shares of Intel, but all you can remember of the ticker is that it begins with int, so you enter int* for Ticker. If any tickers beginning with int are found, they are displayed on a new screen. Select the hyperlink of the one you want, and the system will populate Security Cusip, Security Name and Security Type automatically on the Trade Request Screen. If you do not know the full cusip, you may type in the first few numbers followed by an asterisk * and click the [Lookup] button. For example, let's say you want to buy some shares of Microsoft, but all you can remember of the cusip is that it begins with 594918, so you enter 594918* for Ticker. If any cusips beginning with 594918 are found, they are displayed on a new screen. Select the hyperlink of the one you want, and the system will fill in Ticker, Security Name and Security Type automatically on the Trade Request Screen. If you do not know the Ticker but have an idea of what the Security Name is, you may type in an asterisk, a few letters of the name and an asterisk * and click the [Lookup] button. For example, let's say you want to buy some shares of American Brands, so you enter *amer* for Security Name. Any securities whose names have amer in them are displayed on a new screen, where you are asked to select the hyperlink of the one you want, and the system will fill in Ticker, Cusip and Security Type automatically on the Trade Request Screen.

Other Items on the Trade Request Screen:

Brokerage Account: Click on the dropdown arrow to the right of the Brokerage Account field to choose the account to be used for the trade.

Transaction Type: Choose one of the values displayed when you click the dropdown arrow to the right of this field.

Trade Date: You may only submit trade requests for the current date.



Note: One or more of these fields may not appear on the Request Entry screen if the information is not required. Required fields are determined by the Investment Compliance Department.



Click the [Submit Request] button to send the trade request to your Investment Compliance department.



Once you click the [Submit Request] button, you will be asked to confirm the values you have entered. Review the information and click the [Confirm] button if all the information is correct. After which, you will receive immediate feedback in your web browser. (Note: We suggest that you print out this confirmation and keep it as a record of the trade you have made). After this, you can either submit another trade request or logout.



Attention Investment Access Persons: If the system identifies a potential violation of the Ban on Short Term Profits Rule, your request will be sent to the Investment Compliance Department for review and you will receive feedback via the e-mail system.



Starting Over:

To clear everything on the screen and start over, click the [Clear Screen] button.

Exiting Without Submitting the Trade Request:

If you decide not to submit the trade request before clicking the [Submit Request] button, simply exit from the browser by clicking the [X] button on the upper right or by pressing [Alt+F4], or by clicking the Logout hyperlink on the lower left side of the screen.

Ticker/Security Name Lookup Screen:

You arrive at this screen from the Trade Request Screen, where you've clicked the [Lookup] button (see above, "If You Don't Know the Ticker, Cusip, or Security Name"). If you see the security you want to trade, you simply select its corresponding hyperlink, and you will automatically return to the Trade Request Screen, where you finish making your trade request. If the security you want to trade is not shown, that means that it is not recognized by the system under the criteria you used to look it up. Keep searching under other names (click the [Return to Request] button) until you are sure that the security is not in the system. If you determine that the desired security is not in the system, please contact a member of the Investment Compliance department to add the security for you. Contacts are listed below:


Fred Spring (617) 375-4987

Adding Brokerage Accounts:

To access this functionality, click on the Add Brokerage Account hyperlink on the left frame of your browser screen. You will be prompted to enter the Brokerage Account Number, Brokerage Account Name, Date Opened, and Broker. When you click the [Create New Brokerage Account] button, you will receive a message that informs you whether the account was successfully created.

[Graphic of Screen]


3.  Pre-clearance for Private Placements and Initial Public Offerings:

You may request a preclearance of private placement securities or an Initial Public Offering by contacting Fred Spring via email (please "cc." Frank Knox on all such requests). Please keep in mind that the code of ethics prohibits Investment Access persons from purchasing securities in an initial public offering.

The request must include:

o the associate's name;

o the associate's John Hancock Funds' company;

o the complete name of the security;

o the seller (i.e the selling party if identified and/or the broker-dealer or placement agent) and whether or not the associate does business with those individuals or entities on a regular basis;

o the basis upon which the associate is being offered this investment opportunity;

o any potential conflict, present or future, with fund trading activity and whether the security might be offered as inducement to later recommend publicly traded securities for any fund or to trade through a particular broker-dealer or placement agent; and

o the date of the request.



Clearance of private placements or initial public offerings may be denied for any appropriate reason, such as if the transaction could create the appearance of impropriety. Clearance of initial public offerings will also be denied if the transaction is prohibited for a person due to his or her access category under the code of ethics.


Appendix C: Limited Access Persons

There are three types of Limited Access Persons--(1) Certain directors of the Adviser and (2) the trustees of the John Hancock Financial Trends Fund, Inc. and
(3) the directors of the John Hancock open-end funds and closed-end funds who are not Excluded Independent Directors

(1) Certain Directors of the Adviser:

You are a Limited Access person if you are a director of John Hancock Advisers, LLC or Sovereign Asset Management Co. and you meet the three following criteria:

(a) you are not also an officer of John Hancock Advisers, LLC, Sovereign Asset Management Co. or a John Hancock fund;

(b) you do not have access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any John Hancock fund or account; and

(c) you are not involved in making securities recommendations to clients and do not have access to such recommendations that are nonpublic.

(examples: directors of John Hancock Advisers, LLC or Sovereign Asset Management LLC who are not involved in the daily operations of the adviser)

If you are a Limited Access Person who fits this definition, the following policies apply to your category. These policies are described in detail in the code of ethics.

o General principles

o Inside information policy and  procedures

o Broker letter/Duplicate Confirms*

o Initial/annual holdings reports*

o Quarterly transaction reports*

o Annual recertification

Preclearance requirement LIMITED: You only need to preclear any direct or indirect acquisition of beneficial ownership in any security in an initial public offering (an IPO) or in a limited offering (i.e. a private placement). To request preclearance of these securities, contact Fredrick Spring at fspring@jhancock.com and/or Frank Knox at Frank_Knox@manulifeusa.com.

---------------

*A Limited Access Person may complete this requirement under the code of ethics of another Manulife/John Hancock adviser or fund by the applicable regulatory deadlines and arrange for copies of the required information to be sent to the John Hancock Funds Compliance Department.

---------------

(2) The Independent Directors of the Funds: If you are a trustee of the John Hancock Financial Trends Fund, Inc. or a director to a John Hancock fund and an "interested person" of the fund within the meaning of the Investment Company Act of 1940, the following policies apply to your category. These policies are described in detail in the code of ethics.

o General principles

o Annual recertification

o Quarterly transaction report, but only if you knew (or should have known) that during the 15 calendar days before or after you trade a security, either:

(i) a John Hancock fund purchased or sold the same security, or

(ii) a John Hancock fund or John Hancock Advisers, LLC considered purchasing or selling the same security.

This policy applies to holdings in your personal accounts, those of a spouse, "significant other" or family members sharing your household, as well as all accounts over which you have discretion or give advice or information. If this situation occurs, it is your responsibility to contact the Chief Compliance Officer of your company and he will assist you with the requirements of the quarterly transaction report.

This means that the independent directors of the funds will not usually be required to file a quarterly transaction report--they are only required to file in the situation described above and only if they are not Excluded Independent Directors.


Appendix D:  Subadvisers


Each subadviser to a John Hancock fund is subject to its own code of ethics, which must meet the requirements of Rule 17j-1 and Rule 204A-1.

Approval of Code of Ethics

Each subadviser to a John Hancock fund must provide a copy of its code of ethics to the trustees of the relevant John Hancock funds for approval initially and within 60 calendar days of any material amendment. The trustees will give their approval if they determine that the code:

o contains provisions reasonably necessary to prevent the subadviser's Access Persons (as defined in Rule 17j-1) from engaging in any conduct prohibited by Rule 17j-1;

o requires the subadviser's Access Persons to make reports to at least the extent required in Rule 17j-1(d);

o requires the subadviser to institute appropriate procedures for review of these reports by management or compliance personnel (as contemplated by Rule 17j-1(d)(3));

o provides for notification of the subadviser's Access Persons in accordance with Rule 17j-1(d)(4); and

o requires the subadviser's Access Persons who are Investment Personnel to obtain the pre-clearances required by Rule 17j-1(e);

Reports and Certifications

Each subadviser must provide an annual report and certification to John Hancock Advisers, LLC and the fund's trustees in accordance with Rule 17j-1(c)(2)(ii). The subadviser must also provide other reports or information that John Hancock Advisers, LLC may reasonably request.

Recordkeeping Requirements

The subadviser must maintain all records for its Access Persons as required by Rule 17j-1(f).

Appendix E:  Administration and Recordkeeping

Adoption and Approval

The  trustees  of a John  Hancock  fund  must  approve  the code of ethics of an
adviser,   subadviser  or  affiliated  principal  underwriter  before  initially retaining its services.

Any material change to a code of ethics of a John Hancock fund, John Hancock Funds, LLC, John Hancock Advisers, LLC or a subadviser to a fund must be approved by the trustees of the John Hancock funds, including a majority of trustees who are not interested persons, no later than six months after adoption of the material change.

Administration

No less frequently than annually, John Hancock Funds, LLC, John Hancock Advisers, LLC, each subadviser and each John Hancock fund will furnish to the trustees of each John Hancock fund a written report that:

o describes issues that arose during the previous year under the code of ethics or the related procedures, including, but not limited to, information about material code or procedure violations, and

o certifies that each entity has adopted procedures reasonably necessary to prevent its access persons from violating its code of ethics.


Recordkeeping

The Investment Compliance Department will maintain:

o a copy of the current code of ethics for John Hancock Funds, LLC, John Hancock Advisers, LLC, Sovereign Asset Management LLC, and each John Hancock fund, and a copy of each code of ethics in effect at any time within the past five years.

o a record of any violation of the code of ethics, and of any action taken as a result of the violation, for six years.

o a copy of each report made by an Access person under the code of ethics, for six years (the first two years in a readily accessible place).

o a record of all persons, currently or within the past five years, who are or were required to make reports under the code of ethics. This record will also indicate who was responsible for reviewing these reports.

o a copy of each code of ethics report to the trustees, for six years (the first two years in a readily accessible place).

o a record of any decision, and the reasons supporting the decision, to approve the acquisition by an Investment Access person of initial public offering securities or private placement securities, for six years.


Appendix F: Chief Compliance Officers

-----------------------------------------------------------------------------------------------------------------------------------
John Hancock Advisers, LLC                                                      Frank Knox
-----------------------------------------------------------------------------------------------------------------------------------
Sovereign Asset Management LLC                                                  Frank Knox
-----------------------------------------------------------------------------------------------------------------------------------
Each open-end and close-end fund advised by John Hancock Advisers, LLC          Frank Knox
-----------------------------------------------------------------------------------------------------------------------------------
John Hancock Funds, LLC                                                         Michael Mahoney
-----------------------------------------------------------------------------------------------------------------------------------